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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                         FIRST FEDERAL BANCSHARES, INC.

         FIRST: The name of the corporation is First Federal Bancshares, Inc. (hereinafter sometimes referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:

                  A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five million (5,000,000), consisting of:

                           1. One million (1,000,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                           2. Four million (4,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

                  B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                  C.       1.       Notwithstanding any other provision of this
                                    Certificate of Incorporation, in no event shall any record owner of any outstanding
                                    Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of


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                                    stockholders entitled to vote on any matter,
                                    beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock beneficially owned by such person would be entitled to cast, (subject to the provisions of this Article FOURTH) multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

                           2. The following definitions shall apply to this Section C of this Article FOURTH:

                                    a.       "Affiliate" shall have the meaning
                                             ascribed to it in Rule 12b-2 of the
                                             General Rules and Regulations under
                                             the Securities Exchange Act of
                                             1934, as amended, as in effect on
                                             the date of filing of this
                                             Certificate of Incorporation.

                                    b.       "Beneficial ownership" shall be
                                             determined pursuant to Rule 13d-3
                                             of the General Rules and
                                             Regulations under the Securities
                                             Exchange Act of 1934, as amended,
                                             (or any successor rule or statutory
                                             provision), or, if said Rule 13d-3
                                             shall be rescinded and there shall
                                             be no successor rule or provision
                                             thereto, pursuant to said Rule
                                             13d-3 as in effect on the date of
                                             filing of this Certificate of
                                             Incorporation; PROVIDED, HOWEVER,
                                             that a person shall, in any event,
                                             also be deemed the "beneficial
                                             owner" of any Common Stock:

                                             (1)      which such person or any
                                                      of its affiliates
                                                      beneficially owns,
                                                      directly or indirectly; or

                                             (2)      which such person or any
                                                      of its affiliates has: (i)
                                                      the right to acquire
                                                      (whether such right is
                                                      exercisable immediately or
                                                      only after the passage of
                                                      time), pursuant to any
                                                      agreement, arrangement or
                                                      understanding (but shall
                                                      not be deemed to be the
                                                      beneficial owner of any
                                                      voting shares solely by
                                                      reason


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                                                      of an agreement, contract,
                                                      or other arrangement with
                                                      this Corporation to effect
                                                      any transaction which is
                                                      described in any one or
                                                      more of clauses 1 through
                                                      5 of Section A of Article
                                                      EIGHTH of this Certificate
                                                      of Incorporation ("Article
                                                      EIGHTH")), or upon the
                                                      exercise of conversion
                                                      rights, exchange rights,
                                                      warrants, or options or
                                                      otherwise, or (ii) sole or
                                                      shared voting or
                                                      investment power with
                                                      respect thereto pursuant
                                                      to any agreement,
                                                      arrangement,
                                                      understanding,
                                                      relationship or otherwise
                                                      (but shall not be deemed
                                                      to be the beneficial owner
                                                      of any voting shares
                                                      solely by reason of a
                                                      revocable proxy granted
                                                      for a particular meeting
                                                      of stockholders, pursuant
                                                      to a public solicitation
                                                      of proxies for such
                                                      meeting, with respect to
                                                      shares of which neither
                                                      such person nor any such
                                                      Affiliate is otherwise
                                                      deemed the beneficial
                                                      owner); or

                                             (3)      which are beneficially
                                                      owned, directly or
                                                      indirectly, by any other
                                                      person with which such
                                                      first mentioned person or
                                                      any of its Affiliates acts
                                                      as a partnership, limited
                                                      partnership, syndicate or
                                                      other group pursuant to
                                                      any agreement, arrangement
                                                      or understanding for the
                                                      purpose of acquiring,
                                                      holding, voting or
                                                      disposing of any shares of
                                                      capital stock of this
                                                      Corporation; and PROVIDED
                                                      FURTHER, HOWEVER, that:
                                                      (1) no Director or Officer
                                                      of this Corporation (or
                                                      any Affiliate of any such
                                                      Director or Officer)
                                                      shall, solely by reason of
                                                      any or all of such
                                                      Directors or Officers
                                                      acting in their capacities
                                                      as such, be deemed, for
                                                      any purposes hereof, to
                                                      beneficially own any
                                                      Common Stock beneficially
                                                      owned by any other such
                                                      Director or Officer (or
                                                      any Affiliate thereof);
                                                      and (2) neither any
                                                      employee stock ownership
                                                      or similar plan of this
                                                      Corporation or any
                                                      subsidiary of this
                                                      Corporation, nor any
                                                      trustee with respect
                                                      thereto or any Affiliate
                                                      of such trustee (solely by
                                                      reason of such capacity of
                                                      such trustee), shall be
                                                      deemed, for any purposes
                                                      hereof, to beneficially
                                                      own any Common Stock held
                                                      under any such plan. For
                                                      purposes only of computing
                                                      the percentage of
                                                      beneficial ownership of
                                                      Common Stock of a person,
                                                      the outstanding Common
                                                      Stock shall include shares
                                                      deemed owned by such
                                                      person through


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                                                      application of this
                                                      subsection but shall not
                                                      include any other shares
                                                      of Common Stock which may
                                                      be issuable by this
                                                      Corporation pursuant to
                                                      any agreement, or upon
                                                      exercise of conversion
                                                      rights, warrants or
                                                      options, or otherwise. For
                                                      all other purposes, the
                                                      outstanding Common Stock
                                                      shall include only shares
                                                      of Common Stock then
                                                      outstanding and shall not
                                                      include any shares of
                                                      Common Stock which may be
                                                      issuable by this
                                                      Corporation pursuant to
                                                      any agreement, or upon the
                                                      exercise of conversion
                                                      rights, warrants or
                                                      options, or otherwise.

                                    c.       The "Limit" shall mean 10% of the
                                             then-outstanding shares of Common
                                             Stock.

                                    d.       A "person" shall include an
                                             individual, a firm, a group acting
                                             in concert, a corporation, a
                                             partnership, an association, a
                                             joint venture, a pool, a joint
                                             stock company, a trust, an
                                             unincorporated organization or
                                             similar company, a syndicate or any
                                             other group formed for the purpose
                                             of acquiring, holding or disposing
                                             of securities or any other entity.

                           3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of the section to the given facts; or (v) any other matter relating to the applicability or effect of this section.

                           4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own shares of Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to: (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.


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                           5.       Except as otherwise provided by law or
                                    expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                           6.       Any constructions, applications, or
                                    determinations made by the Board of
                                    Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

                           7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

                  A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.


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                  B.       The Directors of the Corporation need not be elected
         by written ballot unless the Bylaws so provide.

                  C. Subject to the rights of the holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                  D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term "Whole Board" shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

         SIXTH:

                  A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

                  B. Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                  C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.


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                  D.       Subject to the rights of holders of any series of
         Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation ("Article FOURTH")), voting together as a single class.

         SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; PROVIDED, HOWEVER, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

         EIGHTH:

                  A. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

                           1.       any merger or consolidation of the
                                    Corporation or any Subsidiary (as
                                    hereinafter defined) with: (i) any
                                    Interested Stockholder (as hereinafter
                                    defined); or (ii) any other corporation
                                    (whether or not itself an Interested
                                    Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                           2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                           3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash,


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                                    securities or other property (or a
                                    combination thereof) having an aggregate
                                    Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                           4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                           5.       any reclassification of securities
                                    (including any reverse stock split), or
                                    recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

         shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock") (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation in any agreement with any national securities exchange or otherwise.

                  The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

                  B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote after giving effect to the provisions of Article FOURTH, or such vote (if any), as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:


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                           1.       The Business Combination shall have been
                                    approved by a majority of the Disinterested
                                    Directors (as hereinafter defined).

                           2. All of the following conditions shall have been met:

                                    a.       The aggregate amount of the cash
                                             and the Fair Market Value as of the
                                             date of the consummation of the
                                             Business Combination of
                                             consideration other than cash to be
                                             received per share by the holders
                                             of Common Stock in such Business
                                             Combination shall at least be equal
                                             to the higher of the following:

                                             (1)      (if applicable) the
                                                      Highest Per Share Price
                                                      (as hereinafter defined),
                                                      including any brokerage
                                                      commissions, transfer
                                                      taxes and soliciting
                                                      dealers' fees, paid by the
                                                      Interested Stockholder or
                                                      any of its Affiliates for
                                                      any shares of Common Stock
                                                      acquired by it: (i) within
                                                      the two-year period
                                                      immediately prior to the
                                                      first public announcement
                                                      of the proposal of the
                                                      Business Combination (the
                                                      "Announcement Date"); or
                                                      (ii) in the transaction in
                                                      which it became an
                                                      Interested Stockholder,
                                                      whichever is higher; or

                                             (2)      the Fair Market Value per
                                                      share of Common Stock on
                                                      the Announcement Date or
                                                      on the date on which the
                                                      Interested Stockholder
                                                      became an Interested
                                                      Stockholder (such latter
                                                      date is referred to in
                                                      this Article EIGHTH as the
                                                      "Determination Date"),
                                                      whichever is higher.

                                    b.       The aggregate amount of the cash
                                             and the Fair Market Value as of the
                                             date of the consummation of the
                                             Business Combination of
                                             consideration other than cash to be
                                             received per share by holders of
                                             shares of any class of outstanding
                                             Voting Stock other than Common
                                             Stock shall be at least equal to
                                             the highest of the following (it
                                             being intended that the
                                             requirements of this subparagraph
                                             (b) shall be required to be met
                                             with respect to every such class of
                                             outstanding Voting Stock, whether
                                             or not the Interested Stockholder
                                             has previously acquired any shares
                                             of a particular class of Voting
                                             Stock):


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                                             (1)      (if applicable) the
                                                      Highest Per Share Price
                                                      (as hereinafter defined),
                                                      including any brokerage
                                                      commissions, transfer
                                                      taxes and soliciting
                                                      dealers' fees, paid by the
                                                      Interested Stockholder for
                                                      any shares of such class
                                                      of Voting Stock acquired
                                                      by it: (i) within the
                                                      two-year period
                                                      immediately prior to the
                                                      Announcement Date; or (ii)
                                                      in the transaction in
                                                      which it became an
                                                      Interested Stockholder,
                                                      whichever is higher; or

                                             (2)      (if applicable) the
                                                      highest preferential
                                                      amount per share to which
                                                      the holders of shares of
                                                      such class of Voting Stock
                                                      are entitled in the event
                                                      of any voluntary or
                                                      involuntary liquidation,
                                                      dissolution or winding up
                                                      of the Corporation; or

                                             (3)      the Fair Market Value per
                                                      share of such class of
                                                      Voting Stock on the
                                                      Announcement Date or on
                                                      the Determination Date,
                                                      whichever is higher.

                                    c.       The consideration to be received by
                                             holders of a particular class of
                                             outstanding Voting Stock (including
                                             Common Stock) shall be in cash or
                                             in the same form as the Interested
                                             Stockholder has previously paid for
                                             shares of such class of Voting
                                             Stock. If the Interested
                                             Stockholder has paid for shares of
                                             any class of Voting Stock with
                                             varying forms of consideration, the
                                             form of consideration to be
                                             received per share by holders of
                                             shares of such class of Voting
                                             Stock shall be either cash or the
                                             form used to acquire the largest
                                             number of shares of such class of
                                             Voting Stock previously acquired by
                                             the Interested Stockholder. The
                                             price determined in accordance with
                                             subparagraph B.2 of this Article
                                             EIGHTH shall be subject to
                                             appropriate adjustment in the event
                                             of any stock dividend, stock split,
                                             combination of shares or similar
                                             event.

                                    d.       After such Interested Stockholder
                                             has become an Interested
                                             Stockholder and prior to the
                                             consummation of such Business
                                             Combination: (1) except as approved
                                             by a majority of the Disinterested
                                             Directors (as hereinafter defined),
                                             there shall have been no failure to
                                             declare and pay at the regular date
                                             therefor any full quarterly
                                             dividends (whether or not
                                             cumulative) on any outstanding
                                             stock having preference over


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

                                             the Common Stock as to dividends or
                                             liquidation; (2) there shall have
                                             been: (i) no reduction in the
                                             annual rate of dividends paid on
                                             the Common Stock (except as
                                             necessary to reflect any
                                             subdivision of the Common Stock),
                                             except as approved by a majority of
                                             the Disinterested Directors; and
                                             (ii) an increase in such annual
                                             rate of dividends as necessary to
                                             reflect any reclassification
                                             (including any reverse stock
                                             split), recapitalization,
                                             reorganization or any similar
                                             transaction which has the effect of
                                             reducing the number of outstanding
                                             shares of the Common Stock, unless
                                             the failure to so increase such
                                             annual rate is approved by a
                                             majority of the Disinterested
                                             Directors, and (3) neither such
                                             Interested Stockholder or any of
                                             its Affiliates shall have become
                                             the beneficial owner of any
                                             additional shares of Voting Stock
                                             except as part of the transaction
                                             which results in such Interested
                                             Stockholder becoming an Interested
                                             Stockholder.

                                    e.       After such Interested Stockholder
                                             has become an Interested
                                             Stockholder, such Interested
                                             Stockholder shall not have received
                                             the benefit, directly or indirectly
                                             (except proportionately as a
                                             stockholder), of any loans,
                                             advances, guarantees, pledges or
                                             other financial assistance or any
                                             tax credits or other tax advantages
                                             provided, directly or indirectly,
                                             by the Corporation, whether in
                                             anticipation of or in connection
                                             with such Business Combination or
                                             otherwise.

                                    f.       A proxy or information statement
                                             describing the proposed Business
                                             Combination and complying with the
                                             requirements of the Securities
                                             Exchange Act of 1934, as amended,
                                             and the rules and regulations
                                             thereunder (or any subsequent
                                             provisions replacing such Act, and
                                             the rules or regulations
                                             thereunder) shall be mailed to
                                             stockholders of the Corporation at
                                             least 30 days prior to the
                                             consummation of such Business
                                             Combination (whether or not such
                                             proxy or information statement is
                                             required to be mailed pursuant to
                                             such Act or subsequent provisions).

                  C.       For the purposes of this Article EIGHTH:

                           1. A "Person" shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

                           2. "Interested Stockholder" shall mean any person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

                                    a.       is the beneficial owner, directly
                                             or indirectly, of more than 10% of
                                             the voting power of the outstanding
                                             Voting Stock; or

                                    b.       is an Affiliate of the Corporation
                                             and at any time within the two-year
                                             period immediately prior to the
                                             date in question was the beneficial
                                             owner, directly or indirectly, of
                                             10% or more of the voting power of
                                             the then outstanding Voting Stock;
                                             or

                                    c.       is an assignee of or has otherwise
                                             succeeded to any shares of Voting
                                             Stock which were at any time within
                                             the two-year period immediately
                                             prior to the date in question
                                             beneficially owned by any
                                             Interested Stockholder, if such
                                             assignment or succession shall have
                                             occurred in the course of a
                                             transaction or series of
                                             transactions not involving a public
                                             offering within the meaning of the
                                             Securities Act of 1933, as amended.

                           3. For purposes of this Article EIGHTH, "beneficial ownership" shall be determined in the manner provided in Section C of Article FOURTH hereof.

                           4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

                           5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested

                                    Stockholder became an Interested
                                    Stockholder, and any Director who is
                                    thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                           7.       "Fair Market Value" means:

                                    a.       in the case of stock, the highest
                                             closing sales price of the stock
                                             during the 30-day period
                                             immediately preceding the date in
                                             question of a share of such stock
                                             on the National Association of
                                             Securities Dealers Automated
                                             Quotation System or any system then
                                             in use, or, if such stock is
                                             admitted to trading on a principal
                                             United States securities exchange
                                             registered under the Securities
                                             Exchange Act of 1934, as amended,
                                             Fair Market Value shall be the
                                             highest sale price reported during
                                             the 30-day period preceding the
                                             date in question, or, if no such
                                             quotations are available, the Fair
                                             Market Value on the date in
                                             question of a share of such stock
                                             as determined by the Board of
                                             Directors in good faith, in each
                                             case with respect to any class of
                                             stock, appropriately adjusted for
                                             any dividend or distribution in
                                             shares of such stock or any stock
                                             split or reclassification of
                                             outstanding shares of such stock
                                             into a greater number of shares of
                                             such stock or any combination or
                                             reclassification of outstanding
                                             shares of such stock into a smaller
                                             number of shares of such stock; and

                                    b.       in the case of property other than
                                             cash or stock, the Fair Market
                                             Value of such property on the date
                                             in question as determined by the
                                             Board of Directors in good faith.

                           8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                           9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and
                                    (b) of Paragraph 2 of Section B of this

                                    Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder;
         (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

                  E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

         NINTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to: (A) make a tender or exchange offer for any equity security of the Corporation; (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations; and on the ability of its subsidiary savings institution to fulfill the objectives of a stock form savings institution under applicable statutes and regulations.

         TENTH:

                  A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum.

                  B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

                  D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                  E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  F. The Corporation may, to the extent authorized from time to time by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

         ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

         THIRTEENTH: The name and mailing address of the sole incorporator are as follows:


      NAME                       MAILING ADDRESS
      ----                       ---------------

Joseph P. Daly                   Muldoon, Murphy & Faucette LLP
                                 5101 Wisconsin Avenue, N.W.
                                 Washington, D.C. 20016


         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 27th day of March 2000.

                                          /s/ Joseph P. Daly
                                         ---------------------------------------
                                         Joseph P. Daly
                                         Incorporator